Exhibit 99.1
nCino to Acquire DocFox
Joint capabilities will simplify, automate, and drive efficiency across the onboarding and account opening experience for commercial and business banking
Expands nCino’s solution to help financial institutions unify processes and serve clients end-to-end on a single platform
WILMINGTON, N.C. - March 18, 2024 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking for the global financial services industry, today announced that it has signed a definitive agreement to acquire DocFox, a leading solution provider automating onboarding experiences for commercial and business banking.
DocFox’s technology helps simplify and automate the onboarding and account opening process for commercial and business banking, enabling remarkable client experiences. By integrating into nCino, the combined offering will help enable financial institutions to unify and intelligently manage the entire client lifecycle across information intake, document collection and due-diligence on a single platform, regardless of the entity’s complexity. DocFox has helped institutions condense complicated and admin-intensive onboarding processes from weeks to days or even hours.
“Since day one, nCino was developed to help digitize, automate, and streamline complex processes to create more efficient workflows and better experiences for financial institutions and their clients,” said Pierre Naudé, CEO and Chairman of the Board at nCino. “The acquisition of DocFox extends our existing functionality and will deliver a modern experience to an area of commercial and business banking that has lagged in innovation due to its complexity. We are excited to further extend our single platform vision and look forward to delivering this differentiating solution to financial institutions seeking to optimize onboarding and account opening processes.”
Ryan Canin, DocFox Co-Founder & CEO added, “This is an exciting moment for DocFox. We’re thrilled to join forces with nCino and combine our similar visions, cultures, and commitments to customers and employees, with the goal of delivering technology that provides real solutions to the industry’s most pressing challenges. Our leading onboarding and account opening solution will complement and extend nCino’s single platform to create even greater value for financial institutions seeking to automate and digitize the experiences they provide to employees and clients.”
"Embracing a single, integrated platform, particularly in commercial or business banking, is more than a technological upgrade - it's a strategic imperative,” said James Beckwith, President & CEO, at Five Star Bank. “We are very excited to implement and integrate nCino and DocFox’s technologies as we seek to provide an even faster, more simplified, and efficient experience for our clients. We are also excited for the access to industry-leading talent, resources, and synergies the acquisition of DocFox by nCino will bring to the business customer onboarding and banking solution space. The combination of two key providers in our technology mix will help provide a distinct advantage in the marketplace.”
DocFox was founded in 2016 and has over 450 customers across three continents.
The acquisition of DocFox is expected to close in March 2024. Keefe, Bruyette & Woods served as financial advisor to DocFox and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal counsel to DocFox. Sidley Austin LLP served as legal counsel to nCino.

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About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. Through its single software-as-a-service (SaaS) platform, nCino helps financial institutions serving corporate and commercial, small business, consumer, and mortgage customers modernize and more effectively onboard clients, make loans, manage the loan lifecycle, and open accounts. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,800 financial services providers globally. For more information, visit www.ncino.com.
About DocFox
DocFox is the leading provider of commercial bank account opening software that streamlines and reduces business account opening duration from weeks to hours. DocFox is the only account opening solution that is purpose-built for commercial accounts with the mission to create commercial account opening that banks and their clients love. Founded in 2016, DocFox has over 400 clients with leading institutions across the world.
Media Contacts
Natalia Moose
press@ncino.com
Cautionary Language Concerning Forward-Looking Statements
This press release contains forward-looking statements about nCino’s expectations, plans, future performance, outlook and prospects regarding the benefits that may be derived from the proposed transaction between nCino and DocFox (“DocFox”) including, without limitation, with respect to the benefits of integrating the DocFox technology into the nCino platform, cross and upsell opportunities, and the expansion of the nCino Cloud Banking Platform. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s and/or DocFox’s historical performance and their current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements.
These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to, risks related to: (i) changes in economic conditions, (ii) retaining the employees of DocFox, (iii) nCino’s ability to successfully integrate the DocFox business, (iv) the ability to cross-sell the DocFox solution into the nCino customer base, and (v) possible acquisition-related liabilities. Additional risks and uncertainties that could affect nCino’s business and financial results and these forward-looking statements are included in nCino’s reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.